Exhibit (h)(33)

FORM OF

INVESTMENT COMPANY PORTFOLIO JOINDER AGREEMENT

Each of the funds listed below, being represented by the undersigned, hereby agrees to become a party to, and to be bound by all of the provisions of, the Amended and Restated Reimbursement and Security Agreement, dated December 1, 2021, by and between State Street Bank and Trust Company, a Massachusetts trust company with a place of business at State Street Financial Center, One Congress Street, Boston, Massachusetts 02111, and the undersigned registered investment company, of which each of the funds listed below is a portfolio.

MassMutual Select Funds

MassMutual RetireSMARTSM by JPMorgan 2065 Fund

MassMutual Select T. Rowe Price Retirement 2065 Fund

MassMutual Advantage Funds

MassMutual Clinton Municipal Fund

MassMutual Clinton Municipal Credit Opportunities Fund

MassMutual Clinton Short-Term Municipal Fund

MASSMUTUAL SELECT FUNDS, ON BEHALF OF EACH OF THE FUNDS SET FORTH ABOVE

By:

Name: Renee Hitchcock

Title: CFO and Treasurer of MassMutual Select Funds

MASSMUTUAL ADVANTAGE FUNDS, ON BEHALF OF EACH OF THE FUNDS SET FORTH ABOVE

By:

Name: Renee Hitchcock

Title: CFO and Treasurer of MassMutual Advantage Funds

Accepted as of ______________, ________:

STATE STREET BANK AND TRUST COMPANY

By:

Name:

Title: